Exhibit 99.2

Financial statements of SILANIS TECHNOLOGY INC.

SILANIS TECHNOLOGY INC.

Deloitte LLP

La Tour Deloitte

1190 Avenue des

Canadiens-de-Montréal

Suite 500

Montréal QC H3B 0M7

Canada

Tel.: 514-393-7115

Fax: 514-390-4116

www.deloitte.ca

Independent Auditors’ Report

To the Shareholders of Silanis Technology Inc.

We have audited the accompanying financial statements of Silanis Technology Inc, which comprise the balance sheets as of December 31, 2014, and the related statements of comprehensive loss and deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silanis Technology Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP

January 29, 2016

Montreal, Canada

[1]	CPA auditor, CA, public accountancy permit No. A109522

SILANIS TECHNOLOGY INC.

Balance sheet

(in U.S. dollars)

	As at
	December 31, 2014 $	September 30, 2015 (unaudited) $
Assets
Current assets
Cash	5,920,354	1,200,559
Accounts receivable (Note 3)	2,084,978	3,333,440
Tax credits receivable	4,079,299	3,194,884
Prepaid expenses	276,422	641,880
Work-in-process	—	117,028
Short-term investment (Note 4)	100,000	100,000
Shareholder and employee loans (Note 12)	157,385	95,199

	12,618,438	8,682,990
Property and equipment (Note 5)	437,850	415,892
Restricted cash	27,603	13,783

	13,083,891	9,112,665

Liabilities
Current liabilities
Accounts payable and accrued liabilities (Note 6)	2,999,635	4,104,250
Tax credit advance (Note 7)	2,397,089	1,378,263
Loans, related parties (Notes 7 and 12)	—	746,600
Deferred revenue	6,159,565	5,498,663

	11,556,289	11,727,776
Deferred lease inducement	55,225	45,082
Stock-based liability	1,036,143	2,792,053

	12,647,657	14,564,911

Commitments and contingencies (Note 11)
Shareholder’s equity
Capital stock (Note 8)	24,982,833	24,927,130
Additional paid in capital	10,617,048	10,617,048
Deficit	(35,261,501)	(41,094,278)
Accumulative other comprehensive income	97,854	97,854

	436,234	(5,452,246)

	13,083,891	9,112,665

The accompanying notes are an integral part of these financial statements.

SILANIS TECHNOLOGY INC.

Statement of comprehensive loss and deficit

(in U.S. dollars)

	For the
	Year ended December 31, 2014 $	Nine months ended September 30, 2014 (unaudited) $	Nine months ended September 30, 2015 (unaudited) $
Revenue
Software and maintenance services	8,212,923	5,837,973	11,439,984
Professional services	2,046,211	1,736,711	1,263,907
Reimbursable expenses and other	110,443	75,410	61,101

	10,369,577	7,650,094	12,764,992
Cost of revenue	3,668,695	2,647,030	2,982,517

	6,700,882	5,003,064	9,782,475
Operating expenses
Sales and marketing	7,973,448	5,410,832	8,074,271
Research and development	5,089,269	3,712,353	4,865,144
Tax credits	(2,148,797)	(1,713,643)	(1,645,863)
General and administrative	2,303,671	1,732,255	2,213,930
Stock-based compensation (Note 9)	434,236	151,604	1,755,911
Amortization of capital assets	135,997	86,755	106,667

	13,787,824	9,380,156	15,370,060

Loss before undernoted item	(7,086,942)	(4,377,092)	(5,587,585)
Interest income (expense), net	(130,657)	(90,875)	(31,716)
Other income (expense), net	(87,974)	(51,014)	(213,476)

Net loss and comprehensive loss	(7,305,573)	(4,518,981)	(5,832,777)
Deficit, beginning of period	(27,955,928)	(27,955,928)	(35,261,501)

Deficit, end of period	(35,261,501)	(32,474,909)	(41,094,278)

The accompanying notes are an integral part of these financial statements.

SILANIS TECHNOLOGY INC.

Statement of cash flows

(in U.S. dollars)

	For the
	Year ended December 31, 2014 $	Nine months ended September 30, 2014 (unaudited) $	Nine months ended September 30, 2015 (unaudited) $
Operating activities
Net loss	(7,305,573)	(4,518,981)	(5,832,777)
Adjustments for
Amortization of capital assets	135,997	86,755	106,667
Stock-based compensation (Note 9)	434,236	151,604	1,755,910
Deferred lease inducement	(12,669)	(9,288)	(10,143)

	(6,748,009)	(4,289,910)	(3,980,343)
Net changes in non-cash working capital items
Accounts receivable	(589,021)	266,253	(1,248,462)
Tax credits receivable	1,160	358,225	884,415
Prepaid expenses	(78,190)	(248,072)	(365,458)
Work-in-process	—	—	(117,028)
Accounts payable and accrued liabilities	1,080,771	515,818	1,104,615
Deferred revenue	2,634,017	(720,532)	(660,902)

	(3,699,272)	(4,118,218)	(4,383,163)

Investing activities
Proceeds from the sale of short-term investments	1,217,769	342,769	—
(Increase) decrease in shareholder and employee loans	(87,871)	105,191	(29,396)
Acquisition of capital assets	(216,597)	(81,102)	(84,709)
Decrease in restricted cash	—	—	13,820

	913,301	366,859	(100,285)

Financing activities
Decrease in tax credit advance	(400,001)	(1,595,277)	(1,018,826)
Increase in loans, related parties	—	—	746,600
Net proceeds from share subscription	4,871,887	4,683,419	—
Issuance of capital stock	—	—	35,879

	4,471,886	3,088,142	(236,347)

Net increase (decrease) in cash	1,685,915	(663,220)	(4,719,795)
Cash, beginning of period	4,234,439	4,234,439	5,920,354

Cash, end of period	5,920,354	3,571,219	1,200,559

Non-cash financing transaction
Capital distribution (Note 8)	215,461	215,461	91,582
Additional cash flow information
Interest paid	20,181	14,200	17,611

The accompanying notes are an integral part of these financial statements.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

1. Nature of Operations

Silanis Technology Inc. (the “Company”) is engaged in the development, distribution, and service of computer software, mainly in the North American market.

The Company’s head office address is 8200 Boulevard Décarie #300, Montréal, QC H4P 2P5.

2. Summary of significant accounting policies

Interim Financial Statements

The accompanying unaudited interim financial statements for the periods ended September 30, 2014 and 2015, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation and Transactions

The financial position and results of the operations are measured using the U.S. dollars as the functional currency. Accordingly, assets and liabilities are translated into U.S. dollars using current exchange rates as of the balance sheet date. Revenue and expenses are translated at average exchange rates prevailing during the period. Translation adjustments arising from differences in exchange rates are charged or credited to profit or loss.

Revenue Recognition

Revenue is recognized in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 985-605, Software – Revenue Recognition, ASC 985-605-25, Revenue Recognition – Multiple Element Arrangements and Staff Accounting Bulletin 104.

Revenue is recognized when there is persuasive evidence that an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection of the revenue is probable.

In multiple-element arrangements, products are accounted for under the software provisions of ASC 985-605 and others under the provisions that relate to the sale of non-software products.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

For multiple-element arrangements, the primary deliverables include:

1.	a client component (i.e., an item that is used by the person being authenticated in the form of either a new standalone hardware device or software that is downloaded onto a device the customer already owns);

2.	host system software that is installed on the customer’s systems (i.e., software on the host system that verifies the identity of the person being authenticated) or licenses for additional users on the host system software if the host system software had been installed previously, and; and

3.	post contract support (“PCS”) in the form of maintenance on the host system software or support.

The multiple element arrangements may also include other items that are usually delivered prior to the recognition of any revenue and incidental to the overall transaction such as initialization of the hardware device, customization of the hardware device itself or the packaging in which it is delivered, deployment services where we deliver the device to our customer’s end-use customer or employee and, in some limited cases, professional services to assist with the initial implementation of a new customer.

In multiple element arrangements that include a hardware client device, the selling price is allocated among all elements, delivered and undelivered, based on internal price lists and the percentage of the selling price of that element, per the price list, to the total of the estimated selling price of all of the elements per the price list. The internal price lists for both delivered and undelivered elements were determined to be reasonable estimates of the selling price of each element based on a comparison of actual sales made to the price list for each item delivered and to vendor specific objective evidence (VSOE) for undelivered items.

Undelivered elements primarily are PCS. The estimated selling price of PCS items is based on an established percentage of the user license fee attributable to the specific software and is applied consistently to all PCS arrangements. The percentage we use to establish VSOE, which is also generally consistent with the percentage used in the price list, is developed using the “bell curve method”. This method relies on historical data to show that approximately 80% of renewals are within 15% of the median renewal percentage rate.

In multiple element arrangements that include a software client device, each element is accounted in accordance with the standards of ASC 985-605 related to software. When software client devices and host software are delivered elements, the Residual Method (ASC 605-25) is used to determine the amount of revenue to recognize for token and software licenses if there is a VSOE for all of the undelivered elements. Any discount provided to the customer is applied fully to the delivered elements in such an arrangement. VSOE of fair value of PCS agreements is based on customer renewal transactions on a worldwide basis. In sales arrangements where VSOE of fair value has not been established, revenue for all elements is deferred and amortized over the life of the arrangement.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

For transactions other than multiple-element arrangements, revenue is recognized as follows:

1.	Hardware Revenue and License Fees: Revenue from the sale of computer security hardware or the license of software is recorded upon shipment or, if an acceptance period is allowed, at the latter of shipment or customer acceptance. No significant obligations or contingencies exist with regard to delivery, customer acceptance or rights of return at the time revenue is recognized.

2.	Maintenance and Support Agreements: Revenue on maintenance and technical support is deferred and recognized ratably over the term of the maintenance and support agreement.

3.	Professional Services: Revenue is recognized ratably over the period in which the service is provided.

Reimbursable expenses represent travel expenses and other expenses incurred in relation to services rendered and reimbursed by the customers. Revenue from reimbursable expenses is recognized once the related services are rendered.

All revenue is reported on a net basis, excluding any sales or value added taxes.

Cash

Cash is stated at cost plus accrued interest, which approximates fair value. Cash is held by a number of Canadian and U.S. commercial banks.

Short Term Investment

Short term investment is stated at cost plus accrued interest, which approximates fair value. Short term investment consists of high-quality commercial paper or bank certificates of deposit with maturities of twelve months or less.

Accounts Receivable and Allowance for Doubtful Accounts

The creditworthiness of customers is reviewed prior to shipment. Reasonable assurance of collection is a requirement for revenue recognition. Verification of credit and/or the establishment of credit limits are part of the customer contract administration process. Credit limit adjustments for existing customers may result from the periodic review of outstanding accounts receivable. The Company records trade accounts receivable at invoice values, which are generally equal to fair value. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make payments for goods and services. We analyze accounts receivable balances, customer creditworthiness, current economic trends and changes in our customer payment timing when evaluating the adequacy of the allowance for doubtful accounts. The allowance is based on a specific review of all significant past due accounts. If the financial condition of our customers deteriorates, resulting in an impairment of their ability to make payments, additional allowances may be required.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

Management has determined that no allowance for doubtful accounts is necessary in order to adequately cover exposure to loss in its accounts receivable balance as at December 31, 2014. There was no allowance for doubtful accounts for the periods ended September 30, 2014 (unaudited) and September 30, 2015 (unaudited).

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the declining balance over their useful lives on a declining balance basis at the following annual rates:

Furniture and equipment	30%
Computer equipment	30%
Research equipment	30%

Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset and the term of the lease.

Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

Impairment of long-lived assets

Long-lived assets, such as property and equipment, are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when the carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposal. The amount of the impairment loss is determined as the excess of the carrying value over its fair value.

Restricted cash

Restricted cash consists of cash held in bank and restricted from use by the Company for the purpose of credit card processing payments.

Research and Development Costs

Costs for research and development, principally the design and development of software prior to the determination of technological feasibility, are expensed as incurred on a project-by-project basis.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

Tax credits

The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. These tax credits are accounted for as government grants under the cost reduction method, whereby the tax credits are presented as a reduction to expenses or carrying value of the asset. Tax credits are recorded when the qualifying expenditures have been incurred and there is reasonable assurance that the tax credits will be realized. Tax credits are subject to audit by the relevant taxation authority.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized on deferred tax assets and liabilities and in income in the period that includes the enactment date.

The Company monitors their potential income tax exposures as required by ASC 740-10, Income Taxes.

The Company has significant net operating losses and other deductible carryforwards available to reduce the liability on future taxable income. A valuation allowance has been provided to offset some of these future benefits because we have not determined that their realization is more likely than not.

Leases

All of the Company’s leases are operating leases. Rent expense on facility leases is charged evenly over the life of the lease, regardless of the timing of actual payments.

The deferred lease inducement was received in the form of free rent for a period of seven months for the Company’s office premises. The lease inducement is being amortized on a straight-line basis over the then remaining term of the lease of 10 years, as a reduction of rent expense.

Stock-Based Compensation

The Company has stock-based employee compensation plans, which are described more fully in Note 7. The stock options awarded under the Plan are liability classified awards and are required to be remeasured to fair value at each balance sheet date until the award is settled, as required by provisions of the “Share-Based Payments Topic of FASB ASC.”

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

Recently Issued Accounting Pronouncements

ASU 2015-17 – Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”)

In November 2015, the FASB issued ASU 2015-17, which require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position.

The amendments apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments.

The amendments are effective for the Company’s financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The Company is currently evaluating the impact of its pending adoption of ASU 2015-17 on its financial statements.

ASU 2015-14, Revenue From Contracts With Customers (Topic 606), Deferral of the Effective Date (“ASU 2015-14”)

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in applying such process, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP.

As a result of the issuance of ASU 2015-14, ASU 2014-09 is effective for annual periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 15, 2019, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of its pending adoption of ASU 2014-09 on its financial statements and has not yet determined the method by which they will adopt the standard in 2018.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

2015-05 Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement (“ASU 2015-05”)

The amendments in ASU 2015-05 provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

The amendments are effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted. An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. The adoption of this Statement is not expected to have a material effect on the Company`s financial position or results of operations. The Company is currently evaluating the impact of its pending adoption on its financial statements.

ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”)

The amendments in ASU 2015-03 are intended to simplify the presentation of debt issuance costs. These amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU.

The amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company is currently evaluating the impact of its pending adoption on its financial statements.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies (Cont’d)

ASU 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”)

The amendments in ASU 2015-01 eliminate from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The adoption of this Statement is not expected to have a material effect on the Company`s results of operations.

ASU 2014-16 Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (“ASU 2014-16”)

The FASB has issued ASU 2014-16 to eliminate the use of different methods in practice and thereby reduce existing diversity under U.S. GAAP in the accounting for hybrid financial instruments issued in the form of a share.

These amendments apply to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share.

The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. Early adoption, including adoption in an interim period, is permitted. If an entity early adopts the amendments in an interim period, any adjustments shall be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact of its pending adoption on its financial statements.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

2. Summary of significant accounting policies    (Cont’d)

ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”)

The FASB has issued ASU 2014-15 which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes.

The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of its pending adoption on its financial statements.

ASU 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for shared-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period (“ASU 2014-12”)

The FASB has issued ASU 2014-12 which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718, Compensation—Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved.

The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company is currently evaluating the impact of its pending adoption on its financial statements.

3. Accounts receivable

	December 31, 2014 $	September 30, 2015 (unaudited) $
Trade accounts receivable	1,939,989	3,229,094
Sales tax receivable	113,107	104,346
Miscellaneous	31,882	—

	2,084,978	3,333,440

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

3. Accounts receivable (Cont’d)

At December 31, 2014, trade accounts receivable include foreign denominated amounts of approximately $174,000 in CDN currency (CDN $202,000) and $107,500 in GBP currency (GBP £69,000).

At September 30, 2015, trade accounts receivable include foreign denominated amounts of approximately $190,000 (unaudited) in CDN currency (CDN $254,000 (unaudited)) and $42,000 (unaudited) in GBP currency (GBP £28,000 (unaudited)).

4. Short-term investment

The short-term investment consists of a guaranteed investment certificate bearing interest at 0.35% and maturing in 2015.

5. Property and equipment

	December 31, 2014
	Cost $	Accumulated Amortization $	Net Book Value $
Furniture and equipment	234,833	167,779	67,054
Computer equipment	1,089,849	786,217	303,632
Research equipment	359,678	318,962	40,716
Leasehold improvements	60,958	34,510	26,448

	1,745,318	1,307,468	437,850

	September 30, 2015 (Unaudited)
	Cost $	Accumulated Amortization $	Net Book Value $
Furniture and equipment	239,923	183,859	56,064
Computer equipment and software	1,169,469	863,072	306,397
Research equipment	359,678	328,123	31,555
Leasehold improvements	60,958	39,082	21,876

	1,830,028	1,414,136	415,892

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

6. Accounts payable

At December 31. 2014, accounts payable include foreign denominated amounts of approximately $521,000 in CDN currency (CDN $604,000) and $94,000 in GBP currency (GBP £60,000).

At September 30, 2015, accounts payable include foreign denominated amounts of approximately $666,000 (unaudited) in CDN currency (CDN $889,000 (unaudited)) and $159,000 (unaudited) in GBP currency (GBP £105,000 (unaudited)).

7. Credit facilities

During 2014, the Company financed its tax credits receivable through the credit facilities described below. All loans are repayable upon demand or upon the receipt of tax credit refund and bear interest at rates varying from prime plus 2% to prime plus 3% per annum (prime was 3% as at December 31, 2014, prime was 2.70% (unaudited) as at September 30, 2015). The Company has credit facilities for borrowings of up to a maximum of $3,317,810 (CDN$3,848,968) and $1,378,263 (unaudited) (CDN$1,846,053 (unaudited)) at year end and at September 30, 2015, respectively. The credit facilities are comprised of the following:

Facility 1: $862,000 (CDN $1,000,000) revolving demand facility bearing interest at prime plus 2% per annum.

Facility 2: $86,200 (CDN $100,000) demand facility by way of a letter of guarantee in respect of the Company’s leased premises.

Facility 3: $280,581 (CDN $325,500) demand facility bearing interest at prime plus 3% per annum.

Facility 4: $451,229 (CDN $523,468) demand facility bearing interest at prime plus 2.25% per annum.

Facility 5: $0 (CDN $0) demand facility bearing interest at prime plus 2.25% per annum.

Facility 6: $1,637,800 (CDN $1,900,000) demand facility bearing interest at prime plus 2.7% per annum.

The credit facilities are secured by a movable hypothec on the universality of the Company’s accounts receivable, all present and future claims on income tax credits for scientific research and experimental development and present claims on tax credits for the development of e-business.

As at December 31, 2014, $2,397,089 (CDN $2,780,846) was drawn on these facilities and is presented as a Tax Credit Advance. As at September 30, 2015, $1,428,853 (unaudited) (CDN $1,960,804 (unaudited)) was drawn on these facilities and is presented as a Tax credit advance. There are no specific renewal dates as per the credit facility agreements.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

7. Credit facilities (Cont’d)

In addition, the Company has available a credit facility for borrowings from various shareholders of up to a maximum of $1,723,989 (CDN $2,000,000), expiring December 31, 2015, bearing interest at prime plus 5% per annum. The facility is secured by a hypothec on the universality of the Company’s movable property of every nature and description, corporeal and incorporeal, present and future, and wherever situated, for an amount in principal of $1,723,989 (CDN $2,000,000), plus an additional amount of $258,598 (CDN $300,000).

8. Capital stock

The following classes of shares are unlimited in number and without par value:

Class A common shares

Voting and participating.

Class B exchangeable shares and Class C exchangeable shares

Voting, participating, exchangeable into ordinary shares of Silanis International Limited (“LTD”), an entity that holds approximately 29.26% of the Common Shares of the Company, at the option of the holder, at any time.

Class D common shares

Voting, entitled to an amount of $0.0001 per share in preference to the other classes of shares, upon the liquidation, dissolution or winding-up of the Company. The holders of Class D common shares will be entitled to any remaining property after the preference payment on a pari-passu basis with the holders of the other classes of shares.

Class A preferred shares (“Preferred Shares”)

The Preferred Shares entitle the holders to receive 1.35 times the subscription price in preference to all other classes of shares upon a liquidation event (as defined in the share subscription agreement). Each Preferred Share is convertible at any time at the option of the holder into Class C exchangeable Shares of the Company on a 1:1 basis. Any dividends paid on the Common Shares (consisting of Class A common shares, Class B exchangeable shares, Class C exchangeable shares and Class D common shares, together, the “Common Shares”) and Preferred Shares are on a non-cumulative and a pari passu basis. Preferred Shares vote on an as-converted basis with respect to governance matters as set forth in the Company’s articles of arrangement, as amended.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

8. Capital stock (Cont’d)

Issued and fully paid:

	December 31, 2014		September 30, 2015 (Unaudited)
	Number of shares	$	Number of shares	$
Class A common shares	21,750,000	14,113,504	21,750,000	14,021,922
Class A preferred shares	9,498,564	4,871,887	9,498,564	4,871,887
Class B exchangeable shares	26,666,463	4,520,335	26,666,463	4,520,335
Class C exchangeable shares	32,140,566	1,005,881	32,215,566	1,041,760
Class D common shares	6,500,000	471,226	6,500,000	471,226

	96,555,593	24,982,833	96,630,593	24,927,130

In 2015, an employee exercised 75,000 Class C Exchangeable Shares for cash consideration of $35,879 (unaudited).

In 2015, capital distributions were declared by the Company on the outstanding Class A common shares in the amounts of $91,582 relating to the ongoing expenses of LTD, paid for by the Company. This transaction settled a portion of the amounts due from LTD and was recorded as a reduction of the Class A common shares.

In 2014, the Company issued 9,498,564 Class A Preferred Shares (“Preferred Shares”) for cash consideration of $5,000,000, less $128,113 of issue costs.

In 2014, capital distributions were declared by the Company on the outstanding Class A common shares in the amounts of $215,461 relating to the ongoing expenses of LTD, paid for by the Company. This transaction settled a portion of the amounts due from LTD and was recorded as a reduction of the Class A common shares.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

8. Capital stock (Cont’d)

The following schedule presents the movement of the shareholders’ equity of the Company:

	Capital stock $	Additional paid in capital $	Deficit $	Accumulative other comprehensive income $
Opening balance, December 31, 2013	20,326,407	10,617,048	(27,955,928)	97,854
Net loss and comprehensive loss	—	—	(7,305,573)	—
Issuance of Class A Preferred Shares	4,871,887	—	—	—
Capital distribution	(215,461)	—	—	—

Ending balance, December 31, 2014	24,982,833	10,617,048	(35,261,501)	97,854
Net loss and comprehensive loss	—	—	(5,832,777)	—
Exercise of Class C Exchangeable shares	35,879	—	—	—
Capital distribution	(91,582)	—	—	—

Ending balance September 30, 2015	24,927,130	10,617,048	(41,094,278)	97,854

9. Stock-based compensation

In June 2007, the Company’s stock option plan was amended and restated (the “New Plan”). Pursuant to the New Plan, options exercisable for Class C exchangeable shares of the Company can be issued from time to time to employees, consultants, directors and officers of LTD and/or the Company, provided that the aggregate number of Class C exchangeable shares that can be issued further to the exercise of options under the New Plan may not exceed more than 10% of the share capital of LTD on a fully diluted basis (assuming the exchange of all Class B Exchangeable shares and Class C Exchangeable shares of the Company). Unless otherwise determined by the board of directors of the Company at the time of the granting of a particular option, options granted under the New Plan vest 25% per year over four years and expire 10 years after their date of grant. Certain options additionally have vesting that is conditional upon the individual reaching certain financial targets and/or individual performance measures. For these performance-based options, a stock-based compensation expense is recorded based on the likelihood that the financial targets and/or performance measures would be reached.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

9. Stock-based compensation (Cont’d)

The following tables present options that were issued under the New Plan:

	For the year ended December 31, 2014
	Number of options	Weighted average exercise price
		£	$
Outstanding, beginning of year	5,058,333	0.23	—
Granted	970,570	0.19	—
	650,000	—	0.34
Expired	(18,750)	—	0.34
Forfeited	(400,000)	0.24	—

Outstanding, end of year	5,628,903	0.20	—
	631,250	—	0.03

Exercisable, December 31, 2014	3,914,518	0.21	—

	For the nine months ended September 30, 2015 (Unaudited)
	Number of options	Weighted average exercise price
		£	$
Outstanding, beginning of period	5,629,903	0.20	—
	631,250	—	0.03

Granted	1,575,000	—	0.34
Exercised	(75,000)	0.31	—
Expired	—	—	—
Forfeited	(50,000)	0.28	—

Outstanding, end of period	5,503,903	0.16	—
	2,206,250	—	0.10

Exercisable, September 30	4,438,410	0.21	—
	95,313	—	0.004

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

9. Stock-based compensation (Cont’d)

As at December 31, 2014
Outstanding options							Exercisable options
Exercise price		Number of options	Weighted average remaining life (years)	Weighted average exercise price		Aggregate intrinsic value	Number of options	Weighted average remaining life (years)	Weighted average exercise price	Aggregate intrinsic value
£	$			£	$				£	$
0.46	—	475,000	0.188	0.035	—		475,000	0.300	0.0558
0.12	—	825,000	0.435	0.016	—		825,000	0.695	0.0253
0.09	—	292,500	0.178	0.004	—		292,500	0.285	0.0067
0.119	—	80,000	0.600	0.002	—		80,000	0.096	0.0024
0.1885	—	212,500	0.164	0.004	—		212,500	0.262	0.0064
0.111	—	452,500	0.419	0.008	—		452,500	0.670	0.0128
0.199	—	695,833	0.758	0.022	—		521,875	0.909	0.0265
0.305	—	1,475,000	1.667	0.072	—		737,500	1.333	0.0575
0.255	—	150,000	0.187	0.006	—		75,000	0.150	0.0049
0.185	—	970,570	1.423	0.029	—		242,643	0.569	0.0115
—	0.342	631,250	0.986	—	0.0345		—	—	—

		6,260,153	6.465	0.1973	0.0345	1,462,422	3,914,518	5.269	0.2099	990,358

As at September 30, 2015 (Unaudited)
Outstanding options							Exercisable options
Exercise price		Number of options	Weighted average remaining life (years)	Weighted average exercise price		Aggregate intrinsic value	Number of options	Weighted average remaining life (years)	Weighted average exercise price		Aggregate intrinsic value
£	$			£	$	$			£	$	$
0.46	—	475,000	0.106	0.029	—		475,000	0.181	0.0482	—
0.12	—	825,000	0.271	0.013	—		825,000	0.460	0.0218	—
0.09	—	292,500	0.116	0.003	—		292,500	0.198	0.0058	—
0.119	—	80,000	0.041	0.001	—		80,000	0.096	0.0021	—
0.1885	—	212,500	0.112	0.003	—		212,500	0.191	0.0056	—
0.111	—	452,500	0.296	0.007	—		452,500	0.504	0.0111	—
0.199	—	695,833	0.548	0.018	—		521,875	0.699	0.0229	—
0.305	—	1,375,000	1.128	0.054	—		1,031,250	1.439	0.0694	—
0.255	—	125,000	0.115	0.004	—		62,500	0.097	0.0035	—
0.185	—	970,570	1.062	0.023	—		485,285	0.903	0.0198	—
—	0.342	2,206,250	2.693	—	0.098		95,313	0.203	—	0.0044

		7,7,10,153	6.49	0.220	0.098	4,193,266	4,533,723	4.944	02.102	0.0044	2,490,784

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

9. Stock-based compensation (Cont’d)

As at September 30, 2015, 3,176,430 (unaudited) options are not yet exercisable of which 2,292,708 (unaudited) will become exercisable based solely on fulfilling a service condition and 883,722 (unaudited) on a performance condition.

The total intrinsic value of options exercised during the period ended September 30, 2015 was approximately $23,400 (unaudited).

The stock-based compensation expense amounted to $434,236 for year ended December 31, 2014, $151,604 (unaudited) for the nine month period ended September 30, 2014, and $1,755,910 (unaudited) for the nine month period ended September 30, 2015.

As the stock-based compensation expense recognized in the Statements of comprehensive loss and deficit is based on awards ultimately expected to vest, such amounts have been reduced for estimated forfeitures. Forfeitures are estimated at the time of grant, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on the Company’s historical experience.

During the year ended December 31, 2014, 400,000 options were forfeited due to employment terminations and 18,750 options expired due to conditional vesting criteria not being met. During the nine month period ended September 30, 2015 50,000 (unaudited) options were forfeited due to employment terminations.

The aggregate intrinsic value of options is calculated determined as the estimated current stock price of the Company, as of the balance sheet date, less the option exercise price times the respective number of options outstanding or exercisable, on a weighted average basis. Options with an exercise price greater than the current stock price are excluded from the calculation.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

10. Income taxes

The Canadian federal corporate tax rates vary with taxable income. For the year ended December 31, 2014, our statutory tax rate was 26.9%. The differences between the income tax provisions computed using the statutory federal income tax rate and the provisions for income taxes reported in the statements of comprehensive loss and deficit are as follows:

	For the year ended December 31, 2014 $	For the nine months ended September 30, 2014 (unaudited) $	For the nine months ended September 30, 2015 (unaudited) $
Statutory income taxes	(1,965,000)	(1,216,000)	(1,569,000)
Disallowed expenses and other	127,000	68,000	492,000
Expired losses	404,000	—	—
Change in valuation allowance	1,434,000	1,148,000	1,077,000

	—	—	—

The major components of the deferred tax assets / (liabilities) classified by the source of temporary differences are as follows:

	As at December 31, 2014 $	As at September 30, 2015 (unaudited) $
Capital assets	505,000	510,000
Net operating losses carryforward	6,022,000	6,772,000
Tax credits utilized during the year	(535,000)	(400,000)
Undeducted research and development expenses	3,563,000	3,753,000
Deferred lease inducements	15,000	12,000

	9,570,000	10,647,000
Valuation allowance	(9,570,000)	(10,647,000)

	—	—

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

10. Income taxes (Cont’d)

The valuation allowance at December 31, 2013 was $8,136,000. The net change in the valuation allowance during the period ended December 31, 2014, was an increase of $1,434,000. The net change in the valuation allowance during the period ended September 30, 2015 was an increase of $1,077,000 (unaudited). In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2014 and September 30, 2015.

As at December 31, 2014, there were Canadian and provincial net operating losses of approximately $23,045,000 and $21,553,000 respectively, that may be applied against earnings of future years. Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions. Canadian and provincial losses will be expiring between 2027 and 2034. A portion of the net operating losses may expire before they can be utilized.

As at December 31, 2014, the Company has non-refundable tax credits of approximately $340,000 expiring between 2018 and 2034 and undeducted research and development expenses of approximately $7,413,000 and $21,026,000 with no expiration date for Canadian and Provincial income tax purposes, respectively.

The deferred tax benefit of these items is not recognized in the accounts as it has been fully provided for.

Unrecognized Tax Benefits

The Company does not have any unrecognized tax benefits.

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business. For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of September 30, 2015:

Tax Jurisdictions	Tax Years
Federal – Canada	2011 and onward
Provincial – Quebec	2011 and onward

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

11. Commitments and contingencies

The Company leases office space under operating lease agreements expiring at various times through 2019. Future minimum rental payments required under non-cancelable leases are as follows:

Years	Amount $
2015	205,859
2016	205,859
2017	205,859
2018	205,859
2019	17,155

Total	840,591

Rent expense under operating leases aggregate to $177,613 for the year ended December 31, 2014, ($135,509 (unaudited) and $126,257 (unaudited) for the nine months ended September 30, 2015 and 2014, respectively). Rent expense is recorded on a straight-line basis over the life of the lease agreement.

From time to time, the Company has been involved in litigation incidental to the conduct of its business. Currently, the Company is not a party to any lawsuit or proceeding that, in management’s opinion, is likely to have a material adverse effect on its business, financial condition or results of operations.

Various types of indemnification clauses are included in the Company’s agreements. These indemnifications may include, but are not limited to, infringement claims related to our intellectual property, direct damages and consequential damages. The type and amount of such indemnifications vary substantially based on management assessment of risk and reward associated with each agreement. The Company believes the estimated fair value of these indemnification clauses is minimal and there have been no previous indemnification claims, and the Company cannot determine the maximum amount of potential future payments, if any, related to such indemnification provisions. The Company has no liabilities recorded for these clauses as of December 31, 2014 and September 30, 2015.

In 2008, the Company entered into a long-term operating lease which required a letter of credit, renewable annually, in the amount of CDN $400,000 to guarantee its obligations under the long-term operating lease. Effective February 1, 2014, the letter of credit was reduced to CDN $100,000, as stipulated in the terms of the lease.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

12. Related party transactions

The following transactions are measured at the exchange amount, which is the consideration established and agreed upon by the related parties:

•	Pursuant to its articles of incorporation, the Company may pay ongoing expenses of LTD by way of a capital distribution on the outstanding Class A common shares. For the year ended December 31, 2014, expenses of $91,582 ($71,187 (unaudited) for the nine months ended September 30, 2014), were incurred on behalf of LTD and are included in due from shareholders, without interest. For the nine months ended September 30, 2015, expenses of $38,713 (unaudited) were incurred on behalf of LTD and are included in due from shareholders, without interest. As at September 30, 2015, no capital distribution has been declared by the Company relating to the 2014 and 2015 expenses.

•	In 2014, a capital distribution was declared by the Company on the outstanding Class A common shares in the amount of $215,461 relating to the expenses of LTD for the year ended December 31, 2013, paid for by the Company. This transaction settled all amounts due from LTD as at December 31, 2013 and was recorded as a reduction of capital stock (see Note 8).

•	In 2007, the Company extended a loan to an executive officer by virtue of his employment. This loan, in the amount of $65,803 (CDN $76,331) as at December 31, 2014, and of $56,486 (CDN $75,657 (unaudited)) as of September 30, 2015, bears interest payable annually at the commercial prime (3% as at December 31, 2014; 2.70% (unaudited) as at September 30, 2015) rate plus 0.25%. The loan is repayable on demand and is secured by a number of Class C Exchangeable shares with aggregate market value equal to the outstanding loan including accrued interest.

•	In 2014, the Company entered into a credit facility for borrowings from various shareholders of up to a maximum of CDN $2,000,000, expiring December 31, 2015, bearing interest at prime plus 5% per annum (see Note 7).

13. Fair value of financial instruments

At December 31, 2014 and September 30, 2015, the financial instruments include cash, accounts receivable, tax credits receivable, short term investments, shareholder and employee loans, restricted cash, accounts payable and accrued liabilities, tax credit advance, loans, related parties and stock-based liability. The estimated fair value of the financial instruments have been determined by using available market information and appropriate valuation methodologies, as defined in ASC 820, Fair Value Measurements and Disclosures. The fair values of the financial instruments are not materially different from their carrying amounts at December 31, 2014 and September 30, 2015.

ASC 825, Financial Instruments requires the disclosure of the fair value of financial instruments, including assets and liabilities recognized on the balance sheet. The Company values its financial instruments using a hierarchy of fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

13. Fair value of financial instruments (Cont’d)

The fair value hierarchy can be summarized as follows:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail significant degree of judgment.

Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 – Valuations incorporate inputs that are unobservable and significant to the overall fair value measurement.

The estimated fair values of the Company’s short-term financial instruments, including cash, accounts receivables, tax credits receivable, shareholder and employee loans, accounts payables and accrued liabilities, tax credit advance and shareholders loan arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. All financial instruments are categorized as level 1 except for the stock-based liability which is categorized as level 3.

14. Subsequent events

On September 14, 2015, the shareholders of LTD passed special resolutions approving the continuance of LTD from Jersey under the Companies (Jersey) Law 1991 into Canada under the Canada Business Corporations Act (the “Continuance”). Upon completion of the Continuance, each of the Company, LTD and Silanis Canada Inc., a wholly owned subsidiary of LTD (“SCI”) (collectively with the Company are the “Silanis Companies”) would became be Canadian corporations.

On October 6, 2015, the Silanis Companies entered into an arrangement agreement (the “Arrangement”). The Arrangement involved (i) the amalgamation of the Silanis Companies (the resulting entity being “Amalco”) through, and the exchange of each issued and outstanding of the Company share and LTD share for one Amalco share being the (“Amalco Shares”), and the exchange of each of the Company options for one option to purchase common shares of Amalco (“Amalco Options”); (ii) the cancellation of all Amalco Options by Amalco; and (iii) the acquisition of all of the issued and outstanding Amalco Shares by 685102 N.B. Inc. (“Purchaser”), a wholly-owned subsidiary of VASCO Data Security International, Inc. (“Parent”). The Arrangement was subject to (i) receiving no less than 66 2⁄3% of votes cast in favor by the security holders of the Silanis Companies; (ii) receipt of a final order by the Quebec Superior Court in respect of the Arrangement; and (iii) satisfaction of customary closing conditions.

SILANIS TECHNOLOGY INC.

Notes to the financial statements

December 31, 2014

(in U.S. dollars)

14. Subsequent events (Cont’d)

On October 19, 2015 and in accordance with their share terms, the holders of 9,498,564 Class A Preferred Shares of the Company converted their shares into 9,498,564 Class C Exchangeable Shares.

On October 26, 2015, LTD was continued under the Canada Business Corporations Act and the Company became a Canadian corporation. Upon the Continuance, each outstanding ordinary share in SIL pre-continuance was converted into one fully paid and non-assessable common share in SIL.

On November 18, 2015 and pursuant to an interim order of the Quebec Superior Court dated October 23, 2015 (the “Interim Order”), an annual and special meeting of the security holders of the Company was held. At the meeting, the holders of (i) Class A Common Shares, Class B Exchangeable Shares, Class C Exchangeable Shares and Class D Common Shares; and (ii) options to purchase Class C Exchangeable Shares of STI, together voted unanimously in favor of the Arrangement.

Also on November 18, 2015 and pursuant to the Interim Order, a special meeting for the shareholders of LTD was held. At the meeting, holders of LTD shares voted unanimously in favor of the Arrangement.

On November 23, 2015 a final order of the Quebec Superior Court was issued in respect of the Arrangement.

On November 25, 2015, the Arrangement was completed and 96,630,593 Amalco shares were acquired by the Purchaser.

Management has performed an evaluation of the Company’s activities through January ??, 2016, date on which these financial statements were available to be issued and concluded that there are no additional significant events requiring recognition or disclosure.